UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 26, 2009

FIRST MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA	0-17071	35-544218
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

200 East Jackson Street

P.O. Box 792

Muncie, IN 47305-2814

(Address of principal executive offices, including zip code)

(765) 747-1500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

At its meeting held on May 22, 2009, the Board of Directors of First Merchants Corporation declared a quarterly cash dividend on its common stock.

As First Merchants Corporation navigates through this challenging economic environment, management is pleased to continue the tradition of paying a quarterly cash dividend. Given the pressure for banks to preserve capital, the First Merchants Board of Directors has declared a dividend of $0.08 per share payable on June 19, 2009 to stockholders of record June 5, 2009. For purposes of broker trading, the ex-date of the cash dividend is June 3, 2009.

This decision was based upon detailed review and analyses of the Corporation’s current and future capital needs, recognizing the importance of providing a competitive return to its shareholders and prudently balancing that with the desire to preserve and grow capital. As the economic cycle improves and the Corporation’s earnings rebound to normal levels, management is committed to increasing the dividend accordingly. Consistent with the Corporation’s dividend history, the dividend payout is reviewed on a quarterly basis to ensure it is consistent with our capital plan and earnings.

First Merchants remains well capitalized and believes this action is in the best interest of the Company, Shareholders, and its Customers.

The information in this Form 8-K and the attached exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Merchants Corporation

(Registrant)

By: /s/ Mark K. Hardwick
Mark K. Hardwick
Executive Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

Dated: May 26, 2009